Date: June 21, 2000

                BUILDING LOAN DEED OF TRUST, ASSIGNMENT OF LEASES
                        AND RENTS AND SECURITY AGREEMENT
                                  ("this Deed")

                   WILLOW BEND ASSOCIATES LIMITED PARTNERSHIP,
                         a Delaware limited partnership
                                   ("Grantor")

         Address of Grantor:    c/o The Taubman Company Limited Partnership
                                200 East Long Lake Road, Suite 300
                                Bloomfield Hills, Michigan 48304

                                       TO

                                DAVID M. PARNELL

                                   ("Trustee")

         Address of Trustee:    c/o Commonwealth Land Title Insurance Company
                                7557 Rambler Road, Suite 1200
                                Dallas, Texas 75231


                               FOR THE BENEFIT OF

                         PNC BANK, NATIONAL ASSOCIATION,
          as Administrative Agent for Lenders (as hereinafter defined)
         (together with its successors in such capacity, "Beneficiary")

         Address of Beneficiary: One PNC Plaza
                                 249 Fifth Avenue
                                 P1-POPP-19-2
                                 Pittsburgh, Pennsylvania 15222

                            Note Amount: $220,000,000

       This instrument prepared by, and after recording please return to:
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                           Attention: George C. Weiss

                                     RECITAL

         Grantor is the owner of the premises described in SCHEDULE A and proposes to erect substantial improvements thereon. In order to finance the construction thereof, Grantor will borrow the Note Amount from Lenders pursuant to the Loan Agreement identified below. Grantor has executed and delivered its notes, each dated the date hereof, in the respective amounts of $70,000,000 to PNC BANK, NATIONAL ASSOCATION (in its individual capacity as a Lender and not as Beneficiary, "PNC"), $70,000,000 to FLEET NATIONAL BANK ("Fleet"), $40,000,000 to COMMERZBANK AG, NEW YORK BRANCH ("Commerzbank") and $40,000,000 to BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH ("Hypo Vereinsbank"). Said notes, which are described on SCHEDULE B, obligate Grantor to pay, in the aggregate, the Note Amount, or so much thereof as may be advanced from time to time in accordance with the terms of the Loan Agreement. Said notes, as the same may hereafter be amended, modified, extended, severed, assigned, renewed, replaced or restated, and including any substitute or replacement notes executed pursuant to Sections 3.04, 7.16, 7.20 or 9.13 of the Loan Agreement, are hereinafter referred to individually and collectively as the "Note".

                  CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

         Grantor, Trustee and Beneficiary agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified.

         "Chattels" means all fixtures, furnishings, fittings, appliances, apparatus, equipment, building materials and components, machinery and articles of personal property, of whatever kind or nature, including any replacements, proceeds or products thereof and additions thereto, other than those owned by lessees, now or at any time hereafter intended to be or actually affixed to, attached to, placed upon, or used in any way in connection with the complete and comfortable use, enjoyment, development, occupancy or operation of the Premises, and whether located on or off the Premises.

         "City" means the City of Plano, a Texas municipal corporation of Collin County, Texas.

         "Construction Consultant" has the meaning given to such term in the Loan Agreement.

         "Default Rate" and "Prime Based Default Rate" have the respective meanings given to such terms in the Loan Agreement.

         "Events of Default" means the events and circumstances described as such in Section 2.01.

         "Good Faith Contest" has the meaning given to such term in the Loan Agreement.

         "Guarantor" means The Taubman Realty Group Limited Partnership, a Delaware limited partnership of which Grantor is a wholly-owned and controlled subsidiary.

         "Improvements" means all structures or buildings, and replacements thereof, to be erected or now or hereafter located upon the Premises, including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures or buildings.

         "Lenders" means, collectively, PNC, Fleet, Hypo Vereinsbank and Commerzbank, and such other lending institutions who become "Lenders" pursuant to the Loan Agreement, together with their successors and permitted assigns in accordance with the terms of the Loan Agreement.

         "Loan" means the loan made by Lenders to Grantor pursuant to the Loan Agreement and secured hereby.

         "Loan Agreement" means that certain Building Loan Agreement, dated as of the date hereof, among Grantor (as Borrower), PNC, Fleet, Hypo Vereinsbank and Commerzbank (as Lenders) and Beneficiary (as Administrative Agent), as the same may hereafter be amended, modified or supplemented from time to time.

         "Loan Documents" means the Note, the Loan Agreement, this Deed and any and all other documents evidencing and/or securing the Loan from time to time.

         "Master Agreement" means the Master Agreement between Guarantor and the City, dated October 25, 1999 and authorized by City Council Resolution No. 99-8-14 (R) dated August 9, 1999, providing, among other things, for certain payments to Guarantor from tax revenues paid to the City in respect of the TIF District, as Guarantor's interests thereunder have been assigned to and assumed by Grantor (with the City's consent) by instruments dated November 8, 1999.

         "Obligations" means each and every obligation, promise, covenant and agreement of Grantor, Guarantor or any other obligor in respect of the Loan, now or hereafter existing, contained in this Deed, the Loan Agreement, the Note and any of the other Loan Documents, whether for principal, reimbursement obligations, interest, fees, expenses, late charges, indemnities or otherwise, and any amendments, supplements, extensions, renewals or replacements of any of said documents, including but not limited to, all or any other obligor in respect of the Loan indebtedness, obligations and liabilities (and all increases or additions thereto) of Grantor, Guarantor or any other obligor in respect of the Loan to Beneficiary or any Lender now existing or hereafter incurred under or arising out of or in connection with this Deed, the Loan Agreement, the Note, the other Loan Documents, and any documents or instruments executed in connection therewith; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of Grantor, Guarantor or any other obligor in respect of the Loan under any instrument now or hereafter evidencing or securing any of the foregoing.

         "Parking Lease" means the Parking Lease between Guarantor (as Landlord) and the City (as Tenant) dated October 25, 1999 and authorized by City Council Resolution No. 99-

8-15 (R) dated August 9, 1999, as the Landlord's interests thereunder have been assigned to and assumed by Grantor (with the City's consent) by instruments dated November 8, 1999.

         "Premises" means the premises described in SCHEDULE A including all of the easements, rights, privileges and appurtenances (including air or development rights) thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Grantor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired, and as used herein shall, unless the context otherwise requires, be deemed to include the Improvements.

         "Premises Documents" means all reciprocal easement or operating agreements (including, without limitation, the REA), declarations of covenants, conditions or restrictions, declarations of condominium, developer's or utility agreements with any village, town, county or other governmental authority
(including, without limitation, the Master Agreement), and any similar such agreements or declarations now or hereafter affecting the Premises or any part thereof.

         "REA"  means  that  certain  Construction,   Operation  and  Reciprocal
Easement Agreement more particularly described in SCHEDULE A.

         "Required Lenders" has the meaning given to such term in the Loan Agreement.

         "TIF District" means Tax Increment Financing Reinvestment Zone No. One of the City of Plano, Texas, established by City Ordinance No. 98-11-38 on November 23, 1998, as amended by Ordinance No. 99-1-16 on January 25, 1999, pursuant to Chapter 311 of the Texas Tax Code.

         All terms of this Deed which are not defined above shall have the meaning set forth elsewhere in this Deed.

         Except as expressly indicated otherwise, when used in this Deed (i) "or" is not exclusive, (ii) "hereunder", "herein", "hereof" and the like refer to this Deed as a whole, (iii) "Article", "Section" and "Schedule" refer to Articles, Sections and Schedules of this Deed, (iv) terms defined in the singular have a correlative meaning when used in the plural and vice versa, (v) a reference to a law or statute includes any amendment or modification to, or replacement of, such law or statute and (vi) a reference to an agreement, instrument or document means such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Agreement and other documents executed or delivered to Beneficiary or Lenders in connection with the Loan. The cover page and all Schedules hereto are incorporated herein and made a part hereof. Any table of contents and the headings and captions herein are for convenience only and shall not affect the interpretation or construction hereof.

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

                                 GRANTING CLAUSE

         NOW, THEREFORE, Grantor, in consideration of the premises and in order to secure the payment of both the principal of, and the interest and any other sums payable on or under, the Note, this Deed or the Loan Agreement and the performance and observance of all the provisions hereof and of the Note and the Loan Agreement, including the payment of any sums advanced by Trustee, Beneficiary or Lenders to complete the "Improvements" (as such quoted term is defined in the Loan Agreement) to the extent the aggregate of such sums and any other sums expended pursuant hereto exceed the sum of the Note Amount, hereby gives, grants, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over and confirms unto Trustee, all its estate, right, title and interest in, to and under any and all of the following described property (hereinafter, the "Mortgaged Property") whether now owned or held or hereafter acquired:

               (i)      the Premises;

              (ii)      the Improvements;

             (iii)      the Chattels;

              (iv)      the Premises Documents;

               (v) all rents, royalties, issues, profits, revenue, income, recoveries, reimbursements and other benefits of the Mortgaged Property (hereinafter, the "Rents") and all leases of the Mortgaged Property or portions thereof now or hereafter entered into (including, without limitation, the Parking Lease) and all right, title and interest of Grantor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, and including any guaranties of such leases and any lease cancellation, surrender or termination fees in respect thereof, all subject, however, to the provisions of Section 4.01;

               (vi) all deposits made with or other security given to utility companies by Grantor with respect to the Premises and/or Improvements, and all advance payments of insurance premiums made by Grantor with respect thereto and all claims or demands relating to such deposits, other security and/or such insurance;

               (vii) all damages, royalties and revenue of every kind, nature and description whatsoever that Grantor may be entitled to receive, either before or after any default hereunder, from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of the Premises, with the right in Beneficiary to receive and receipt therefor and apply the same to amounts secured hereby, and Beneficiary may demand, sue for and recover any such payments but shall not be required to do so;

               (viii) all proceeds and claims arising on account of any damage to or taking of the Premises or the Improvements or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Premises or the Improvements;

               (ix) all development work product prepared in connection with the Premises, including, but not limited to, engineering, drainage, traffic, soil and other studies and tests; all water, sewer, gas, electrical and telephone approvals, taps and connections; and all surveys, drawings, plans and specifications and subdivision, zoning and platting materials;

               (x) all licenses  (including,  but not limited to, any  operating licenses or similar licenses), permits, governmental approvals, authorities or certificates required or used in connection with the ownership, operation or maintenance of the Improvements; all governmental permits relating to construction, all names under or by which the Premises or the Improvements may at any time be operated or known, and all rights to carry on business under any such names or any variant thereof;

               (xi) all contracts and agreements (including, without limitation, contracts with architects and engineers, construction contracts and contracts for the maintenance, leasing or management of the Premises or portions thereof), contract rights, logos, trademarks, trade names, copyrights and other general intangibles used or useful in connection with the ownership, use, operation or occupancy of the Premises or any part thereof;

               (xii) all financing commitments (debt or equity) issued to Grantor in respect of the Premises and all amounts payable to Grantor thereunder;

               (xiii) all deposits, operating or other accounts, including the entire balance therein (now or hereafter existing) of Grantor containing proceeds of the ownership or operation of the Premises with any banking or financial institution and all money, instruments, securities, documents, chattel paper, credits, demands, and any other property, rights, or interests of Grantor relating to the ownership or operation of the Premises which at any time shall come into the possession, custody or control of any banking or financial institution; and

               (xiv) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, and all rights of Grantor to refunds of real estate taxes and assessments.

         TO HAVE AND TO HOLD unto Trustee, its successors and assigns forever.

         IN TRUST, to secure the payment to Lenders of the principal of and interest on the Note at the maturity thereof and all other sums due to Lenders or Beneficiary hereunder or under the Note or the Loan Agreement and the payment and performance of all of the other Obligations, whereupon this Deed shall cease and be void and the Mortgaged Property shall be released at the cost of Grantor.

                                   Article I

                              COVENANTS OF GRANTOR

         Grantor covenants and agrees as follows:

         Section 1.01. (a) Warranty of Title; Power and Authority. Grantor warrants that it has a good and marketable title to an indefeasible fee estate in the Premises subject to no lien, charge or encumbrance except such as are listed as exceptions to title in the title policy insuring the lien hereof; that it owns the Chattels, all leases and the Rents in respect of the Mortgaged Property and all other personal property encumbered hereby free and clear of liens and claims (other than, in the case of Chatttels, liens and claims granted in connection with the incurrence of "Debt" as permitted by clause (vii) of
Section 9.25 of the Loan Agreement); and that this Deed is and will remain a valid and enforceable lien on the Mortgaged Property subject only to the exceptions referred to above and those which may be approved by Beneficiary after the date hereof. Grantor has full power and lawful authority to subject the Mortgaged Property to the lien hereof in the manner and form herein done or intended hereafter to be done. Grantor will preserve such title, and will forever warrant and defend the same to Trustee and Beneficiary and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever.

          (b) Flood Hazard Area. Grantor represents that neither the Premises nor any part thereof is located in an area identified by the Secretary of the United States Department of Housing and Urban Development or by any applicable federal agency as having special flood hazards or, if it is, Grantor has obtained the insurance required by Section 1.09.

         Section 1.02.(a) Further Assurances. Grantor will, at its sole cost and expense, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Trustee or Beneficiary shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Trustee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Trustee, or for carrying out the intention or facilitating the performance of the terms hereof, or for filing, registering or recording this Deed and, on demand, will execute and deliver, and hereby authorizes Trustee or Beneficiary to execute and file in Grantor's name, to the extent they may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence or perfect more effectively Beneficiary's security interest in and the lien hereof upon the Chattels and other personal property encumbered hereby.

         (b) Information Reporting and Back-up Withholding. Grantor will, at its sole cost and expense, do, execute, acknowledge and deliver all and every such acts, information reports, returns and withholding of monies as shall be necessary or appropriate to comply fully, or to cause full compliance, with all applicable information reporting and back-up withholding requirements of the Internal Revenue Code of 1986 (including all regulations now or hereafter promulgated thereunder) in respect of the Premises and all transactions related to the Premises, and will at all times, upon Beneficiary's request, provide Beneficiary with satisfactory evidence of such compliance and notify Beneficiary of the information reported in connection with such compliance.

         Section 1.03. (a) Filing and Recording of Documents. Grantor forthwith upon the execution and delivery hereof, and thereafter from time to time, will cause this Deed, the Loan Agreement and any security instrument creating a lien or evidencing the lien hereof upon the Chattels and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the title of Trustee to, the Mortgaged Property.

         (b) Filing and Recording Fees and Other Charges. Grantor will pay all filing, registration or recording fees, and all expenses incident to the execution and acknowledgment hereof, any deed of trust supplemental hereto, any security instrument with respect to the Chattels, and any instrument of further assurance, and any reasonable expenses (including attorneys' fees and disbursements) incurred by Beneficiary in connection with the Loan, and will pay all federal, state, county and municipal stamp taxes and other taxes (subject to Section 1.08), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Deed, any deed of trust supplemental hereto, any security instrument with respect to the Chattels or any instrument of further assurance.

         Section 1.04. Payment and Performance of Loan Documents. Grantor will punctually pay the principal and interest and all other sums to become due in respect hereof and of the Note and the Loan Agreement at the time and place and in the manner specified therein, according to the true intent and meaning thereof, all in currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts. Grantor will duly and timely comply with and perform all of the terms, provisions, covenants and agreements contained in said documents and in all other documents or instruments executed or delivered by Grantor to Beneficiary or Lenders in connection with the Loan.

         Section 1.05. Maintenance of Existence. Grantor, if other than a natural person, will, so long as it is owner of all or part of the Mortgaged Property, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or stock corporation, partnership, limited liability company, trust or other entity under the laws of the state of its formation.

         Section 1.06. After-Acquired Property. All right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further deed of trust, conveyance, assignment or other act by Grantor, shall become subject to the lien hereof as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the Granting Clause hereof, but at any and all times Grantor will execute and deliver to Trustee or Beneficiary any and all such further assurances, deeds of trust, conveyances or assignments thereof as Trustee or Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien hereof.

         Section 1.07. (a) Payment of Taxes and Other Charges. Grantor, from time to time when the same shall become due and payable, prior to delinquency or penalty for non-payment, will pay and discharge all taxes of every kind and nature (including real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes), all general and special assessments (which may, to the extent allowed by law, be paid in installments), levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against it or the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof. Grantor will, upon Beneficiary's request, deliver to Beneficiary receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against it or the Mortgaged Property or any portion thereof.

         Following the occurrence of an Event of Default, Beneficiary may, at its option, to be exercised by three (3) business days' notice to Grantor, require the deposit by Grantor, at the time of each payment of an installment of interest or principal under the Note (but no less often than monthly), of an additional amount sufficient to discharge the obligations under this clause (a) relating to real estate taxes and assessments and any other charges imposed upon or assessed against the Mortgaged Property or any part thereof when they become due. The determination of the amount so payable and of the fractional part thereof to be deposited with Beneficiary, so that the aggregate of such deposits shall be sufficient for this purpose, shall be made by Beneficiary in its sole discretion. Such amounts shall be held by Beneficiary without interest and applied to the payment of the obligations in respect of which such amounts were deposited or, at Beneficiary's option, to the payment of said obligations in such order or priority as Beneficiary shall determine, on or before the respective dates on which the same or any of them would become delinquent. If one (1) month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Grantor within ten (10) days after demand shall deposit the amount of the deficiency with Beneficiary. Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under any provisions hereof or of any statute or rule of law to pay any such amount and to add the amount so paid, together with interest at the Prime Based Default Rate, to the indebtedness hereby secured. Upon Grantor's written request, Beneficiary shall not pay any taxes which Grantor is contesting as permitted by this Deed, provided that, and only so long as, (i) there is not occurring any default under this Deed or under any other Loan Document, (ii) Grantor is otherwise complying with the requirements of Section 1.07(c) (it being understood that Beneficiary's agreement not to pay taxes as aforesaid is further limited by the provisions of said Section 1.07(c)) and (iii) Beneficiary determines, in its sole and absolute discretion, that the lien of this Deed on the Mortgaged Property would not otherwise be adversely affected thereby.

         (b) Payment of Mechanics and Materialmen. Grantor will pay, or cause to be paid, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, (or promptly bond off, or cause to be bonded off (or, in the case of any such liens aggregating less than $500,000, insured over), any such liens) and in general will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of Grantor and without expense to Trustee or Beneficiary.

         (c) Good Faith Contests. Nothing in this Section 1.07 shall require the payment or discharge of any obligation imposed upon Grantor by this Section so long as such obligation is the subject of a Good Faith Contest by Grantor; provided, however, that if at any time payment of any obligation imposed upon Grantor by clause (a) above shall become necessary to prevent the delivery of a tax deed or other instrument conveying the Mortgaged Property or any portion thereof because of non-payment, then Grantor shall pay the same in sufficient time to prevent the delivery of such tax deed or other instrument.

         Section 1.08. Taxes on Trustee, Beneficiary or Lenders. Grantor will pay any taxes (except income, profits, gross revenue, franchise or similar taxes) imposed on Trustee, Beneficiary or any Lender by reason of their interests in the Note or this Deed.

         Section 1.09. Insurance.(a) Grantor will at all times (unless otherwise indicated) provide, maintain and keep in force:

               (i) policies of insurance insuring the Premises, Improvements and Chattels against loss or damage by fire and lightning; against loss or damage by other risks embraced by coverage of the type now known as All Risk Replacement Cost Insurance with agreed amount endorsement, including but not limited to riot and civil commotion, vandalism, malicious mischief and theft; and against such other risks or hazards as Beneficiary from time to time reasonably may designate in an amount sufficient to prevent Beneficiary or Grantor from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than 100% of the then full replacement cost of the Improvements (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) without deduction for physical depreciation;

               (ii) policies of insurance insuring the Premises against the loss of "rental value" of the buildings which constitute a part of the Improvements on a "rented or vacant basis" arising out of the perils insured against pursuant to clause (i) above in an amount equal to not less than one (1) year's gross "rental value" of the Improvements. "Rental value" as used herein is defined as the sum of (A) the total anticipated gross rental income from tenant occupancy of such buildings as furnished and equipped, (B) the amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of Grantor and (C) the fair rental value of any portion of such buildings which is occupied by Grantor. Grantor hereby assigns the proceeds of such insurance to Beneficiary, to be applied by Beneficiary in payment of the interest and principal on the Note, insurance premiums, taxes, assessments and private impositions until such time as the Improvements shall have been restored and placed in full operation, at which time, provided Grantor is not then in default hereunder, the balance of such insurance proceeds, if any, held by Beneficiary shall be paid over to Grantor;

               (iii) if all or part of the Premises are located in an area identified by the Secretary of the United States Department of Housing and Urban Development or by any applicable federal agency as a flood hazard area, flood insurance in an amount at least equal to the maximum limit of coverage available under the National Flood Insurance Act of 1968, provided, however, that Beneficiary reserves the right to require flood insurance in excess of said limit if such insurance is commercially available up to the amount provided in clause (i) above;

               (iv) throughout the course of construction of the "Improvements" to be constructed pursuant to the Loan Agreement, and during any period of restoration under this Section 1.09 or Section 1.13, a policy or policies of builder's "all risk" insurance, written on a Standard Builder's Risk Completed Value Form (100% non-reporting), in an amount not less than the full insurable value of the Premises against such risks (including, without limitation, fire and extended coverage, collapse and earthquake coverage to agreed limits) as Beneficiary may reasonably request, in form and substance acceptable to Beneficiary;

               (v) a policy or policies of workers' compensation insurance as required by workers' compensation insurance laws (including employer's liability insurance, if requested by Beneficiary) covering all employees of Grantor;

               (vi) comprehensive liability insurance on an "occurrence" basis against claims for "personal injury" liability, including, without limitation, bodily injury, death or property damage liability, with a limit of not less than $15,000,000 in the event of "personal injury" to any number of persons or of damage to property arising out of one "occurrence". Such policies shall name Beneficiary as additional insured by an endorsement, and shall contain cross-liability and severability of interest clauses, all satisfactory to Beneficiary; and

               (vii) such other insurance (including, but not limited to, earthquake insurance), and in such amounts, as may from time to time be reasonably required by Beneficiary against the same or other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of buildings thereon and their construction, use and occupancy.

         (b) All policies of insurance required under this Section 1.09 shall be issued by companies having an A.M. Best rating of A-VII or better and be otherwise acceptable to Beneficiary, shall be subject to the reasonable approval of Beneficiary as to amount, content, form and expiration date and, except for the liability policies described in clauses (a)(v) and (vi) above, shall contain a Non-Contributory Standard Mortgagee Clause and Lender's Loss Payable Endorsement, or their equivalents, in favor of Beneficiary, and shall provide that the proceeds thereof shall be payable to Beneficiary. Beneficiary shall be furnished with the original of each policy required hereunder (or a certificate of such insurance and, if required by Beneficiary, a copy of each such policy), which policies shall provide that they shall not lapse, nor be modified or cancelled, without thirty (30) days' written notice to Beneficiary. At least ten (10) days prior to expiration of any policy required hereunder, Grantor shall furnish Beneficiary appropriate proof of issuance of a policy continuing in force the insurance covered by the policy so expiring. Grantor shall furnish to Beneficiary, promptly upon request, receipts or other satisfactory evidence of the payment of the premiums on such insurance policies. In the event that Grantor does not deposit with Beneficiary a new certificate or policy of insurance with evidence of payment of premiums thereon at least ten
(10) days prior to the expiration of any expiring policy, then Beneficiary may, but shall not be obligated to, procure such insurance and pay the premiums therefor, and Grantor agrees to repay to Beneficiary the premiums thereon promptly on demand, together with interest thereon at the Prime Based Default Rate.

         (c) Grantor hereby assigns to Beneficiary all proceeds of any insurance required to be maintained by this Section 1.09 which Grantor may be entitled to receive for loss or damage to the Premises, Improvements or Chattels. All such insurance proceeds shall be payable to Beneficiary, and Grantor hereby authorizes and directs any affected insurance company to make payment thereof directly to Beneficiary. Grantor shall give prompt notice to Beneficiary of any casualty in the amount of $100,000 or more, whether or not of a kind required to be insured against under the policies to be provided by Grantor hereunder, such notice to generally describe the nature and cause of such casualty and the extent of the damage or destruction. Grantor may settle, adjust or compromise any claims for loss, damage or destruction, regardless of whether or not there are insurance proceeds available or whether any such insurance proceeds are sufficient in amount to fully compensate for such loss or damage, subject, in the case of claims in the amount of $2,000,000 or more, to Beneficiary's prior consent, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Beneficiary shall have the right to join Grantor in settling, adjusting or compromising any loss of $2,000,000 or more. Grantor hereby authorizes the application or release by Beneficiary of any insurance proceeds under any policy of insurance, subject to the other provisions hereof. The application or release by Beneficiary of any insurance proceeds shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

         (d) In the event of the foreclosure hereof or other transfer of the title to the Mortgaged Property in extinguishment, in whole or in part, of the indebtedness secured hereby, all right, title and interest of Grantor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as insurance proceeds are actually received and applied to reduce the principal balance outstanding.

         (e) Grantor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 1.09 unless Beneficiary is included thereon as a named insured with loss payable to Beneficiary under standard mortgage endorsements of the character and to the extent above described. Grantor shall promptly notify Beneficiary whenever any such separate insurance is taken out and shall promptly deliver to Beneficiary the policy or policies of such insurance.

         (f) Any and all monies received as payment which Grantor may be entitled to receive for loss or damage to the Premises, Improvements or Chattels under any insurance maintained pursuant to this Section 1.09 (other than proceeds under the policies required by clause (a)(ii) above) shall be paid over to Beneficiary and, provided no Event of Default shall exist and subject to the conditions set forth below, said monies (less Beneficiary's reasonable expenses for collecting and disbursing the insurance proceeds, or otherwise incurred in connection therewith) shall be applied by Beneficiary to the payment of, or the reimbursement of Grantor for, the costs and expenses incurred by Grantor in the restoration of the Improvements on the Premises. Advances of insurance proceeds shall be made to Grantor in the same manner and subject to the same terms and conditions as advances of proceeds of the Loan under the Loan Agreement. Notwithstanding the foregoing, in any case where the extent of the damage or destruction is such that the insurance proceeds paid in respect thereof are $2,000,000 or less, and provided no default shall exist hereunder or under the Loan Agreement, so long as Grantor shall promptly undertake, and thereafter diligently prosecute to completion, such restoration, such proceeds shall be paid directly to Grantor, to be applied by Grantor for expenses incurred in connection with such restoration. Insurance proceeds not needed for restoration, or not in fact so applied, shall, at the option of the Required Lenders, be applied either to the prepayment of the Note and interest accrued and unpaid thereon in such order and proportions as the Required Lenders shall elect, or shall be paid over to Grantor. It is understood that any insurance proceeds (less Beneficiary's reasonable expenses in connection therewith as set forth above) received by Beneficiary and not disbursed to Grantor due to the existence of a default hereunder or under the Loan Agreement, and any such insurance proceeds, or portions thereof, being held by Beneficiary for periodic disbursement during the course of restoration as set forth above, shall be held in an interest-bearing account and not applied to the repayment of the Loan unless and until an Event of Default shall occur hereunder, provided, however, that upon such an Event of Default any such proceeds then held by Beneficiary, and any interest earned thereon, shall, at the option of the Required Lenders, be applied by Beneficiary to the outstanding principal of and accrued and unpaid interest on the Note in such order and proportions as the Required Lenders shall elect. It shall be a condition to any restoration that Beneficiary and the Construction Consultant shall have determined, in their reasonable judgment, that the amount of available insurance proceeds is sufficient to restore the Premises and Improvements, to the same condition, character and at least equal value and general utility as nearly as possible to that existing immediately prior to the damage or destruction, no later than (x) in cases where the damage and available insurance proceeds are in the amount of $10,000,000 or more, six
(6) months prior to the Maturity Date of the Loan or (y) in cases where the damage and available insurance proceeds are in the amount of less than $10,000,000, the Maturity Date of the Loan. In the event such insurance proceeds are inadequate for such restoration, Grantor shall deposit with Beneficiary an amount (the "Casualty Excess Amount") equal to the excess of the estimated cost of restoration, as determined by Beneficiary after consultation with the Construction Consultant, over the amount of such insurance proceeds. Notwithstanding the foregoing, Beneficiary shall accept, in lieu of such deposit, an unconditional, irrevocable letter of credit in the Casualty Excess Amount issued to Beneficiary by a financial institution, and otherwise in form and substance, acceptable to Beneficiary in all respects. If Grantor shall not have deposited the Casualty Excess Amount with Beneficiary or if Beneficiary shall not have received such letter of credit, as the case may be, within thirty (30) days following Beneficiary's receipt of the insurance proceeds, or if restoration work shall not have been commenced and the other conditions therefor satisfied by Grantor within sixty
(60) days following Beneficiary's receipt of the insurance proceeds and, thereafter, not diligently pursued in accordance with this Section and all legal requirements, Beneficiary may apply such insurance proceeds to the prepayment of the Note and interest accrued and unpaid thereon and in the Loan Agreement in such order and proportions as the Required Lenders shall elect. If, following restoration in accordance with this Section 1.09(f) there are any excess insurance proceeds, such excess insurance proceeds shall, provided there exists no default hereunder or under the Loan Agreement, be paid over to Grantor.

         Section 1.10. Protective Advances by Beneficiary. If Grantor shall fail to perform any of the covenants contained herein, Trustee or Beneficiary may, upon five (5) business days' prior notice (unless, in the good faith judgment of Beneficiary, such performance must take place sooner due to an emergency or the imminent loss of, or impairment to, any of the security otherwise afforded to Beneficiary by this Deed, including, without limitation, by virtue of the imminent sale or forfeiture of the Mortgaged Property or any part thereof, in which events no prior notice shall be required) make advances to perform the same on its behalf and all sums so advanced shall be a lien upon the Mortgaged Property and shall be secured hereby. Grantor will repay on demand all sums so advanced on its behalf together with interest thereon at the Prime Based Default Rate. The provisions of this Section shall not prevent any default in the observance of any covenant contained herein from constituting an Event of Default.

         Section 1.11. Estoppel Certificates. Grantor, within three (3)days upon request in person or within five (5) days upon request by mail, will furnish a statement, duly acknowledged, of the amount due whether for principal or interest on this Deed and whether, to the best of its knowledge, any offsets, counterclaims or defenses exist against the indebtedness secured hereby.

         Section 1.12. Maintenance of Premises and Improvements. Grantor will not commit any physical waste on the Premises or make any change in the use of the Premises which will in any way increase any ordinary fire or other hazard arising out of construction or operation. Grantor will, at all times, maintain, or cause to be maintained, the Improvements and Chattels in good operating order and condition and will promptly make, or cause to be made, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end. The Improvements shall not be demolished or substantially altered, nor shall any Chattels be removed without Beneficiary's prior consent except where appropriate replacements free of superior title, liens and claims (except for liens and claims granted in connection with the incurrence of "Debt" as permitted by clause (vii) of Section
9.25 of the Loan Agreement) are promptly made of value at least equal to the value of the removed Chattels.

         Section 1.13. Condemnation. Grantor, promptly upon obtaining knowledge of the institution or pending institution of any proceedings for the condemnation of the Premises or any portion thereof, will notify Beneficiary thereof. Beneficiary may participate in any such proceedings and may be represented therein by counsel of Beneficiary's selection. Grantor from time to time will deliver to Beneficiary all instruments requested by it to permit or facilitate such participation. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Beneficiary. Beneficiary shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. The proceeds of any award or compensation so received shall, at the option of the Required Lenders, either be applied to the prepayment of the Note and all interest and other sums accrued and unpaid in respect thereof at the rate of interest provided therein and in the Loan Agreement regardless of the rate of interest payable on the award by the condemning  authority,  or be  disbursed  to  Grantor  from  time  to  time  for restoration of the Improvements. Notwithstanding the provisions of the immediately preceding sentence, provided no default shall exist hereunder or under the Loan Agreement and subject to the conditions set forth below, any such condemnation award proceeds received by Beneficiary (less Beneficiary's reasonable expenses for collecting and disbursing the same, or otherwise incurred in connection therewith) shall be applied by Beneficiary to the payment of, or the reimbursement of Grantor for, the costs and expenses incurred by Grantor in the restoration of the Improvements on the Premises. Advances of condemnation award proceeds shall be made to Grantor in the same manner and subject to the same terms and conditions as advances of proceeds of the Loan under the Loan Agreement. Notwithstanding the foregoing, in any case where the extent of the condemnation award proceeds paid in respect thereof are $2,000,000 or less, and provided no default shall exist hereunder or under the Loan Agreement, so long as Grantor shall promptly undertake, and thereafter diligently prosecute to completion, such restoration, such proceeds shall be paid directly to Grantor, to be applied by Grantor for expenses incurred in connection with such restoration. Condemnation award proceeds not required for restoration, or not in fact so applied, shall, at the option of the Required Lenders, be applied either to the prepayment of the Note and interest accrued and unpaid thereon (at the rate of interest provided therein and in the Loan Agreement regardless of the rate of interest payable on the award by the condemning authority) in such order and proportions as the Required Lenders shall elect, or shall be paid over to Grantor. It is understood that any condemnation award proceeds (less Beneficiary's reasonable expenses in connection therewith as set forth above) received by Beneficiary and not disbursed to Grantor due to the existence of a default hereunder or under the Loan Agreement, and any such condemnation award proceeds, or portions thereof, being held by Beneficiary for periodic disbursement during the course of restoration as set forth above, shall be held by Beneficiary in an interest-bearing account and not applied to the repayment of the Loan unless and until an Event of Default shall occur hereunder, provided, however, that upon such an Event of Default any such proceeds then held by Beneficiary, and any interest earned thereon, shall, at the option of the Required Lenders, be applied by Beneficiary to the outstanding principal of and accrued and unpaid interest on the Note in such order and proportions as the Required Lenders shall elect. It shall be a condition to any restoration that Beneficiary and the Construction Consultant shall have determined, in their reasonable judgment, that the amount of available condemnation award proceeds is sufficient to restore the Premises and Improvements, to the same condition, character and at least equal value and general utility as nearly as possible to that existing immediately prior to the condemnation, no later than (x) in cases where the taking and available condemnation award proceeds are in the amount of
$10,000,000  or more,  six (6) months prior to the Maturity  Date of the Loan or
(y) in cases where the taking and available condemnation award proceeds are in the amount of less than $10,000,000, the Maturity Date of the Loan. In the event such condemnation award proceeds are inadequate for such restoration, Grantor shall deposit with Beneficiary an amount (the "Condemnation Excess Amount") equal to the excess of the estimated cost of restoration, as determined by
Beneficiary,   over   the   amount   of  such   condemnation   award   proceeds.
Notwithstanding the foregoing, Beneficiary shall accept, in lieu of such deposit, an unconditional, irrevocable letter of credit in the Condemnation Excess Amount issued to Beneficiary by a financial institution, and otherwise in form and substance, acceptable to Beneficiary in all respects. If Grantor shall not have deposited the Condemnation Excess Amount with Beneficiary or if Beneficiary shall not have received such letter of credit, as the case may be, within thirty (30) days following Beneficiary's receipt of the condemnation award proceeds, or if restoration work shall not have been commenced and the other conditions therefor satisfied by Grantor within sixty (60) days following Beneficiary's receipt of the condemnation award proceeds and, thereafter, not diligently pursued in accordance with this Section and all legal requirements, Beneficiary may apply such condemnation award proceeds to the prepayment of the Note and interest accrued and unpaid thereon (at the rate of interest provided therein and in the Loan Agreement regardless of the rate of interest payable on the award by the condemning authority) in such order and proportions as the Required Lenders shall elect. If, following restoration in accordance with this
Section 1.13, there are any excess condemnation award proceeds, such excess proceeds shall, provided there exists no default hereunder or under the Loan Agreement, be paid over to Grantor.

         Section 1.14. Leases. (a) Grantor will not (i) execute an assignment of the rents or any part thereof from the Premises without Beneficiary's prior consent, (ii) modify, terminate or consent to the cancellation or surrender of any lease of the Premises or of any part thereof, now existing or hereafter to be made, in a manner which is not commercially reasonable, (iii) accept prepayments of any installments of rents in excess of one (1) month's rent to become due under such leases, except prepayments in the nature of security for the performance of the lessees thereunder and lease cancellation or buy-out fees, (iv) modify, release or terminate any guaranties of any such lease in a manner which is not commercially reasonable or (v) in any other manner impair the value of the Mortgaged Property or the security hereof. In addition, Grantor will comply with the covenant regarding leases set forth in Section 6.20 of the Loan Agreement.

         (b) Grantor will not execute any lease of all or a substantial portion of the Premises except for actual occupancy by the lessee thereunder, and will at all times promptly and faithfully perform, or cause to be performed, in a commercially reasonable manner, all of the covenants, conditions and agreements contained in all leases of the Premises or portions thereof now or hereafter existing, on the part of the lessor thereunder to be kept and performed and will at all times use commercially reasonable efforts to compel performance by the lessee under each lease of all obligations, covenants and agreements by such lessee to be performed thereunder. If any of such leases provide for the giving by the lessee of certificates with respect to the status of such leases, Grantor shall exercise its right to request such certificates within five (5) days of any demand therefor by Beneficiary and shall deliver copies thereof to Beneficiary promptly upon receipt.

         (c) Each lease of the Premises, or of any part thereof, executed after the date hereof (or out for execution as of the date hereof) shall provide that, in the event of the enforcement by Trustee or Beneficiary of the remedies provided for hereby or by law, the lessee thereunder will, upon request of any person succeeding to the interest of Grantor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such lease, provided, however, that said successor in interest shall not be bound by any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said lease. Each lease shall also provide that, upon request by said successor in interest, such lessee shall execute and deliver an instrument or instruments confirming such attornment.

         (d) Grantor shall, promptly upon Beneficiary's request following an Event of Default, deposit all tenant security deposits in respect of the Premises into an account with Beneficiary or as designated by Beneficiary, which deposits shall be held and disbursed to tenants as required under the terms of their respective leases.

         Section 1.15. Premises Documents. Grantor shall (a) promptly and faithfully perform, or cause to be performed, in a commercially reasonable manner, all of the material covenants and agreements contained in all Premises Documents now or hereafter existing on its part to be kept and performed thereunder, (b) use commercially reasonable efforts to cause the due compliance and faithful performance by the other parties to the Premises Documents with and of all material obligations and agreements by such other parties to be complied with and performed thereunder and (c) deliver promptly to Beneficiary copies of any notices which it gives or receives under any of the Premises Documents.

         Section 1.16. Trust Fund; Lien Laws. Grantor will receive the advances secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the costs of completing the "Improvements" defined in the Loan Agreement and will apply the same first to the payment of such costs before using any part of the total of the same for any other purpose. Grantor will indemnify and hold Trustee, Beneficiary and Lenders harmless against any loss or liability, cost or expense, including, without limitation, any judgments, attorney's fees, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging a violation by Grantor of any applicable lien law.

         Section 1.17. Reliance on Premises to Fulfill Governmental Requirements. The Mortgaged Property includes all right, title and interest in any property necessary to meet any governmental requirements for the construction and operation of the Improvements. Grantor shall not by act or omission permit any building or other improvement located on any property not subject to the lien of this Deed to rely on the

Premises, or any part thereof or interest therein, to fulfill any governmental requirement, and Grantor hereby assigns to Beneficiary any and all rights to consent to all or any portion of or interest in the Premises to be so used. Any act or omission of Grantor which would result in a violation of this Section shall be void.

         Section 1.18. Non-Disturbance and Attornment Agreements. Subject to the conditions specified in the next paragraph of this Section, Beneficiary will, upon Grantor's request, execute non-disturbance, attornment and subordination agreements, in Beneficiary's then standard form (with modifications reasonably satisfactory to Beneficiary), with lessees of space in the Improvements which shall provide, inter alia, that in the event Beneficiary or any purchaser at foreclosure shall succeed to Grantor's interest in the Premises, the leases of such lessees will remain in full force and effect and be binding upon Beneficiary or such purchaser and such lessee as though each were the original parties thereto.

         Beneficiary's obligation to execute such agreements shall be subject to the following conditions: (i) the credit of the lessee and the terms of the lease shall be satisfactory to Beneficiary in its reasonable judgment, (ii) Beneficiary shall have received and approved the standard form of lease to be used in connection with the leasing of the Improvements, (iii) upon each request for such an agreement, Beneficiary shall receive a photocopy of the executed lease, certified to be true and complete by the responsible officer of Grantor or by its counsel and (iv) Beneficiary shall receive a letter, in the form specified in the Loan Agreement, signed by Grantor and addressed to the lessee, to be forwarded to the lessee by Beneficiary, giving notice of the assignment of each lease provided for herein.

         Section 1.19. Expenses of Trustee. Grantor shall pay all reasonable and customary costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties hereunder.

                                   Article II

                         EVENTS OF DEFAULT AND REMEDIES

         Section 2.01. Events of Default and Certain Remedies. If one or more of the following Events of Default shall happen, that is to say:

               (a) if an "Event of Default" shall occur under the Loan Agreement (as such quoted term is defined therein); or

               (b) if default shall be made in the payment of any tax or other charge required by Section 1.07 to be paid and said default shall have continued for a period of twenty (20) days; or

               (c) if it shall be illegal for Grantor or Guarantor to pay any tax referred to in Section 1.08 or if the payment of such tax by Grantor or Guarantor would result in the violation of applicable usury laws; or

               (d) if there shall occur a default which is not cured within the applicable grace period, if any, under any mortgage, deed of trust or other security instrument covering all or part of the Mortgaged Property regardless of whether any such mortgage, deed of trust or other security instrument is prior or subordinate hereto; it being further agreed by Grantor that an Event of Default hereunder shall constitute an Event of Default under any such mortgage, deed of trust or other security instrument held by or for the benefit of Beneficiary; or

               (e) if there shall occur a default by Grantor which is not cured within the applicable grace period, if any, under the REA, the Master Agreement, the Parking Lease or under any other Premises Document which Beneficiary has notified Grantor that Beneficiary considers material; or if the REA, the Master Agreement, the Parking Lease or any other Premises Document which Beneficiary has notified Grantor that Beneficiary considers material is amended, modified, supplemented or terminated (other than as may be permitted by the Loan Agreement) without Beneficiary's prior consent, such consent not to be unreasonably withheld or delayed; or

               (f) except as and to the extent permitted by Section 9.26 of the Loan Agreement, if Grantor shall transfer, or agree to transfer (or suffer or permit the transfer or agreement to transfer), in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest or rights therein (including air or development rights) without, in any such case, the prior written consent of the Required
          Lenders. As used in this clause, "transfer" shall include, without limitation, any sale, assignment, lease or conveyance except leases for occupancy subordinate hereto and to all advances made and to be made hereunder or, in the event Grantor or Guarantor (or a general partner or co-venturer of either of them) is a partnership, joint venture, limited liability company, trust or closely-held corporation, the sale, conveyance, transfer or other disposition of more than 10%, in the aggregate, of any class of the issued and outstanding capital stock of such closely-held corporation or of the beneficial interest of such partnership, venture, limited liability company or trust, or a change of any general partner, joint venturer, member or beneficiary, as the case may be, or, in the event Grantor or Guarantor (or a general partner, co-venturer, member or beneficiary, as the case may be, of either of them) is a publicly-held corporation, the sale, conveyance, transfer or other disposition of more than 10%, in the aggregate, of the stock-holdings of any of the five (5) individuals or entities that own the greatest number of shares of each class of issued and outstanding stock. In the event Grantor or Guarantor is a limited partnership, and so long as a limited partner has contributed to (or remains personally liable for) the present and future partnership capital contributions required of such limited partner by the partnership agreement, such partner may sell, convey, devise, transfer or dispose of all or a part of his limited partnership interest to his spouse, children, grandchildren or a family trust in which his spouse, children or grandchildren are sole beneficiaries. Notwithstanding the foregoing provisions of this clause (f), consent shall not be required for (x) direct or indirect transfers of beneficial interests in Guarantor and (y) transfers of partnership interests in Grantor so long as, following any such transfer, Guarantor or a wholly owned subsidiary of Guarantor remains the managing general partner of Grantor and the owner of at least a 50% beneficial interest therein; provided, however, that (i) Guarantor may, without consent, transfer 50% of its direct or indirect ownership and management interests in Grantor so long as the transferee is, or is owned and controlled by, (A) a pension fund, account or trust, or investment banking company organized under the Laws of any state of the United States, and licensed or qualified to conduct business under the Laws of any such state and having a minimum net worth of $500,000,000, (B) an insurance company organized under the Laws of the United States or any state thereof having an A.M. Best rating of A or better and admitted assets of at least $500,000,000, (C) a "money center" bank organized under the Laws of the United States and having total assets in excess of $500,000,000 or (D) a Person consented to by the Required Lenders, such consent not to be unreasonably withheld or delayed and
          (ii) transfers of interests in the transferees of Guarantor's direct or indirect interests in Grantor permitted hereby (and in subsequent transferees of such interests) may be freely made; or

               (g) if Grantor shall encumber, or agree to encumber, in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest or rights therein, including air or development rights, (other than the granting of leases in accordance with the provisions hereof and of the Loan Agreement, the granting of easements designed to service the Premises and the granting of other encumbrances which are expressly permitted by the Loan Documents) without, in any such case, the prior written consent of Administrative Agent. As used in this clause, "encumber" shall include, without limitation, the placing or permitting the placing of any mortgage, deed of trust, assignment of rents or other security device (except as expressly provided otherwise in clause (f) above, Administrative Agent may grant or deny its consent under this clause and the immediately preceding clause in its sole and absolute discretion and, if consent should be given, any such transfer or encumbrance shall be subject hereto and to any other documents which evidence or secure the Loan, and, if a transfer, any such transferee shall assume all of Grantor's obligations hereunder and thereunder and agree to be bound by all provisions and perform all obligations contained herein and therein; consent to one such transfer or encumbrance shall not be deemed to be a waiver of the right to require consent to future or successive transfers or encumbrances);

then and in every such case:

               I. During the continuance of any such Event of Default, Beneficiary, by notice to Grantor, may declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest and other sums in respect thereof, to be due and payable immediately, and upon any such declaration the principal of the Note and said accrued and unpaid interest and other sums shall become and be immediately due and payable, anything herein or in the Note or the Loan Agreement to the contrary notwithstanding.

          II. During the continuance of any such Event of Default, Trustee or Beneficiary personally, or by their agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, and are each hereby given a right and license and appointed Grantor's attorney-in-fact and exclusive agent to do so, and may exclude Grantor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the
          Premises and conduct the business thereof, either personally or by their superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Trustee or Beneficiary, at the expense of the Mortgaged Property, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof they shall become possessed as aforesaid, may complete the construction of the Improvements and in the course of such completion may make such changes in the contemplated Improvements as Beneficiary may deem desirable and may insure the same; and likewise, from time to time, at the expense of the Mortgaged Property, Trustee or Beneficiary may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as Beneficiary may seem advisable; and in every such case Trustee or Beneficiary shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of Grantor with respect thereto either in the name of Grantor or otherwise as Beneficiary shall deem best; and Trustee or Beneficiary shall be entitled to collect and receive the Rents and every part thereof, all of which shall for all purposes constitute property of Grantor; and in furtherance of such right Beneficiary may collect the rents payable under all leases of the Premises directly from the lessees thereunder upon notice to each such lessee that an Event of Default exists hereunder accompanied by a demand on such lessee for the payment to Beneficiary of all rents due and to become due under its lease, and Grantor FOR THE BENEFIT OF BENEFICIARY AND EACH SUCH LESSEE hereby covenants and agrees that the lessee shall be under no duty to question the accuracy of Beneficiary's statement of default and shall unequivocally be authorized to pay said rents to Beneficiary without regard to the truth of Beneficiary's statement of default and notwithstanding notices from Grantor disputing the existence of an Event of Default such that the payment of rent by the lessee to Beneficiary pursuant to such a demand shall constitute performance in full of the lessee's obligation under the lease for the payment of rents by the lessee to Grantor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation for the services of Trustee and Beneficiary and for all attorneys, counsel, agents, clerks, servants and other employees by them engaged and employed, Trustee or Beneficiary, as the case may be, shall apply the moneys arising as aforesaid, first, to the payment of the principal of the Note and the interest thereon, when and as the same shall become payable and in such order and proportions as Beneficiary shall elect and second, to the payment of any other sums required to be paid by Grantor hereunder or under any of the other Loan Documents.

               III. During the continuance of any such Event of Default, Trustee or Beneficiary, as the case may be, with or without entry, personally or by their agents or attorneys, insofar as applicable, may:

                    (1) sell the  Mortgaged  Property,  and all  estate,  right, title and interest, claim and demand therein, in accordance with paragraph IV below; or

                    (2) institute proceedings for the complete or partial foreclosure hereof; or

                    (3) take such  steps to protect  and  enforce  their  rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note, the Loan Agreement or in any of the other Loan
               Documents, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Trustee or Beneficiary shall elect.

               IV. If Grantor shall default hereunder, Grantor hereby authorizes and empowers Trustee, at the request of Beneficiary (which request shall be presumed made), at any time during the continuance of any Event of Default, to sell all or any portion of the Mortgaged
          Property, at public auction, to the highest bidder, for cash, in the area at the county courthouse of the county in Texas in which the Mortgaged Property or any part thereof is situated which has been designated by the commissioner's court of such county as the area where such sales are to take place (as such designation is recorded in the real property records of such county) or, if no such area has been designated by the commissioner's court of such county, in the area at such county courthouse which has been designated in the notice of sale, between the hours of 10:00 o'clock A.M. and 4:00 o'clock P.M. (but not later than three (3) hours after the time of the sale specified in the notice) on the first Tuesday of any month, after giving notice of the time, place and terms of said sale, and of the property to be sold as follows or in any other manner now or hereafter required or permitted by applicable law, including by Section 51.002 of the Texas Property Code:

                  Notice of such proposed sale shall be given by posting written notice thereof at least twenty-one (21) days preceding the date of the sale at the courthouse door of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made at least twenty-one (21) days preceding the date of the sale, and if the property to be sold is situated in more than one county, one notice shall be posted at the courthouse door of each county in which the property to be sold is situated and one copy of the notice shall be filed in the office of the county clerk in each county in which the property to be sold is situated (such notice shall designate the county where such property will be sold). In addition, Beneficiary shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the indebtedness secured hereby according to the records of Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.

Any sale of the Mortgaged Property covered by this Deed may be conducted in the manner provided in this Deed without the necessity for Trustee to have physical or constructive possession of the Mortgaged Property (Grantor hereby covenanting and agreeing to deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee) and the title to and right of possession of that property will pass to the purchaser as completely as if it had been actually present and delivered to purchaser at the sale. In the event of a sale of the Mortgaged Property, or any portion thereof, under the terms of the power of sale herein created, Grantor shall forthwith upon the making of such sale, surrender and deliver possession of the Mortgaged Property so sold to the purchaser at such sale, and in the event of Grantor's failure to do so it shall thereupon from and after the making of such sale be, and continue as, a tenant at will of such purchaser, and in the event of Grantor's failure to surrender possession of the Mortgaged Property upon demand, the purchaser, its successors or assigns, shall be entitled to institute and maintain an action for forcible detainer of the Mortgaged Property in the Justice of the Peace Court in the Justice Precinct in which the Mortgaged Property, or any part thereof, is situated.

         Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor's address as stated above. Any notice that is to be given by certified mail to any other debtor may, if the address for such other debtor is not shown by the records of Beneficiary, be addressed to such other debtor at the address of Grantor as is shown by the records of Beneficiary. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the requirements of the applicable law of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. Grantor hereby authorizes and empowers Trustee to sell all or any portion of the Mortgaged Property, together or in lots or parcels, as Trustee may deem expedient, and to execute and deliver to the purchaser or purchasers of such property, good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of Grantor. In no event shall Trustee be required to exhibit, present or display at any such sale, any of the personalty described herein to be sold at such sale. Payment of the purchase price to Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be bound to look after the application thereof. The sale or sales by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of such Mortgaged Property shall be less than the aggregate of the indebtedness secured hereby and the expense of executing this trust, this Deed and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. If default is made hereunder, the holder of the indebtedness or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire indebtedness secured hereby due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Note and other indebtedness secured by this Deed; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the indebtedness secured by this Deed, but as to such unmatured part, this Deed shall remain in full force and effect as though no sale had been made under the provisions of this paragraph IV. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the indebtedness secured hereby. In the event of any sale of all or part of the Mortgaged Property under the terms hereof, Grantor shall pay (in addition to taxable costs) a reasonable fee to Trustee which shall be in lieu of all other fees and commission permitted by statute or custom to be paid, reasonable attorneys' fees and all expenses incurred in obtaining or continuing abstracts of title for the purpose of any such sale. The provisions of this paragraph IV shall control all other conflicting provisions of this Deed with respect to any sale of the Mortgaged Property pursuant to this Deed.

         Section 2.02. Other Matters Concerning Sales. (a) Trustee or Beneficiary may adjourn from time to time any sale by it to be made hereunder or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Trustee or Beneficiary, as the case may be, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

         (b) Upon the completion of any sale or sales made by Trustee or Beneficiary, as the case may be, under or by virtue of this Article II, Trustee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument or instruments conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Trustee is hereby appointed the true and lawful attorney irrevocable of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Grantor, if requested by Trustee or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Trustee or Beneficiary, for the purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor.

         (c) In the event of any sale or sales  made  under or by virtue of this
Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire principal of, and interest and other sums on, the Note, if not previously due and payable, and all other sums required to be paid by Grantor pursuant hereto or to any of the other Loan Documents, immediately thereupon shall, anything in any of said documents to the contrary notwithstanding, become due and payable.

         (d) The purchase money, proceeds or avails of any sale or sales made under or by virtue of this Article II, together with any other sums which then may be held by Trustee or Beneficiary hereunder, whether under the provisions of this Article II or otherwise, shall be applied as follows:

                  First:  To the payment of the costs and expenses of such sale, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Trustee or Beneficiary hereunder, and also including attorneys' fees, expenses and costs of investigation, all as actually incurred and including, without limitation, attorneys' fees, costs and expenses of investigation incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapters 7, 11, or 13 of the United States Bankruptcy Code or any successor thereto, together with interest at the Prime Based Default Rate on all advances made by Trustee or Beneficiary, and of all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

                  Second: To the payment of the whole amount then due, owing or unpaid upon the Note for principal and interest, with interest on the unpaid principal at the Default Rate from and after the happening of any Event of Default described in Section 2.01 from the due date of any such payment of principal until the same is paid, in such order and amounts as Beneficiary may elect.

                  Third: To the payment of any other sums required to be paid by Grantor pursuant to any provision hereof or of any other Loan Document, including all expenses, liabilities and advances made or incurred by Beneficiary hereunder or in connection with the enforcement hereof, together with interest at the Prime Based Default Rate on all such advances.

                  Fourth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

         (e) Upon any sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness secured hereby the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Trustee or Beneficiary are authorized to deduct hereunder.

         Section 2.03. Payment of Amounts Due. (a) In case an Event of Default described in Section 2.01 shall have happened and be continuing, then, upon demand of Beneficiary, Grantor will pay to Beneficiary the whole amount which then shall have become due and payable on the Note, for principal or interest or both, as the case may be, and after the happening of said Event of Default will also pay to Beneficiary interest at the Default Rate on the then unpaid principal of the Note, and the sums required to be paid by Grantor pursuant to any provision hereof or of the Loan Agreement, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to Trustee and Beneficiary, their agents and counsel and any expenses incurred by Trustee or Beneficiary hereunder. In the event Grantor shall fail forthwith to pay all such amounts upon such demand, Beneficiary shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Grantor and collect, out of the property of Grantor wherever situated, as well as out of the Mortgaged Property, in any manner provided by law, moneys adjudged or decreed to be payable.

         (b) Beneficiary shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof; and the right of Beneficiary to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, and of the application of the proceeds of sale, as herein provided, to the payment of the debt hereby secured, Beneficiary shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, the Note, and to enforce payment of all other charges, payments and costs due hereunder or under the Loan Agreement or otherwise in respect of the Loan, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the Default Rate. In case of proceedings against Grantor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, then Beneficiary shall be entitled to prove the whole amount of principal, interest and other sums due upon the Note to the full amount thereof, and all other payments, charges and costs due hereunder or under the Loan Agreement or otherwise in respect of the Loan, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property, provided, however, that in no case shall Beneficiary receive a greater amount than such principal and interest and such other payments, charges and costs from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Grantor.

         (c) No recovery of any judgment by Beneficiary and/or Lenders and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Grantor shall affect in any manner or to any extent, the lien hereof upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Trustee or Beneficiary hereunder, but such liens, rights, powers and remedies of Trustee or Beneficiary shall continue unimpaired as before.

         (d) Any moneys thus collected by Beneficiary under this Section 2.03 shall be applied by Beneficiary in accordance with the provisions of clause (d) of Section 2.02.

         Section 2.04. Actions; Receivers. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Trustee or Beneficiary to obtain judgment for the principal of, or interest on, the Note and other sums required to be paid by Grantor pursuant to any provision hereof or of the Loan Agreement, or of any other nature in aid of the enforcement of the Note or hereof or of the Loan Agreement, Grantor will
(a) WAIVE THE ISSUANCE AND SERVICE OF PROCESS AND ENTER ITS VOLUNTARY APPEARANCE IN SUCH ACTION, SUIT OR PROCEEDING AND (b) IF REQUIRED BY BENEFICIARY, CONSENT TO THE APPOINTMENT OF A RECEIVER OR RECEIVERS OF ALL OR PART OF THE MORTGAGED PROPERTY AND OF ANY OR ALL OF THE RENTS IN RESPECT THEREOF. After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Deed or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Trustee or Beneficiary, Trustee or Beneficiary shall be entitled, as a matter of right, if they shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Obligations secured hereby, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of such a receiver or receivers.

         Section 2.05. Beneficiary's / Trustee's Right to Possession. Notwithstanding the appointment of any receiver, liquidator or trustee of Grantor, or of any of its property, or of the Mortgaged Property or any part thereof, Trustee and Beneficiary shall be entitled to retain possession and control of all property now or hereafter held hereunder.

         Section 2.06. Remedies Cumulative. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given hereby to Trustee or Beneficiary may be exercised from time to time as often as may be deemed by them expedient. Nothing herein or in the Note or the Loan Agreement shall affect the obligation of Grantor to pay the principal of, and interest and other sums on, the Note and the Loan Agreement in the manner and at the time and place therein respectively expressed.

         Section 2.07. Moratorium Laws; Right of Redemption. Grantor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Grantor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Trustee or Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Grantor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshaled upon any foreclosure hereof. Grantor hereby waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed on behalf of Grantor and all persons beneficially interested therein, and each and every person except decree or judgment creditors of Grantor in its representative capacity acquiring any interest in or title to the Premises subsequent to the date of this Deed.

         Section 2.08. Grantor's Use and Occupancy after Default. During the continuance of any Event of Default and pending the exercise by Trustee or Beneficiary of their right to exclude Grantor from all or any part of the Premises, Grantor agrees to pay the fair and reasonable rental value for the use and occupancy of the Premises or any portion thereof which are in its possession for such period and, upon default of any such payment, will vacate and surrender possession of the Premises to Trustee or Beneficiary, as the case may be, or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of premises for non-payment of rent, however designated.

         Section 2.09. Beneficiary's Rights Concerning Application of Amounts Collected. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, upon the occurrence of an Event of Default, Beneficiary may apply, to the extent permitted by law, any amount collected hereunder to principal, interest or any other sum due under the Note or the Loan Agreement or otherwise in respect of the Loan in such order and amounts, and to such obligations, as the Required Lenders shall elect in their sole and absolute discretion.

         Section 2.10. Regarding Defenses.. No action for the enforcement of this Deed or any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note.

         Section 2.11. Expenses as Indebtedness.. In any suit to foreclose the lien hereof (including any partial foreclosure) or to enforce any other remedy of Beneficiary or Lenders under this Deed or the Note or other Loan Documents or otherwise in respect of the Loan, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary or Lenders for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title and value as Beneficiary or Lenders may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises.

                                  Article III

                               CONCERNING TRUSTEE

         Section 3.01. Trustee's Performance. Trustee, by its acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created. Trustee shall not incur any personal liability hereunder, except for its own willful neglect, default or misconduct, and Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. Without limiting the generality of the foregoing, Trustee, upon presentation to it of an affidavit signed by or on behalf of Beneficiary, setting forth any fact or facts showing a default under any of the terms or conditions of this Deed or other Loan Documents, is authorized to accept as true and conclusive all facts and statements in such affidavit and to act hereunder in complete reliance thereon. Trustee shall be entitled to reimbursement for all expenses incurred by it in the performance of its duties, and shall be entitled to reasonable compensation for such of its services as shall be rendered. At any time, or from time to time, without notice, upon written request of Beneficiary and without affecting the personal liability of any person for payment and performance of the Obligations secured hereby or the effect of this Deed upon the remainder of the Mortgaged Property, Trustee may (i) reconvey any part of the Premises, (ii) consent in writing to the making of any map or plat thereof,
(iii) join in granting any easement thereon or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.

         Section 3.02. Resignation by Trustee. Trustee may resign at any time upon giving thirty (30) days' notice to Grantor and Beneficiary.

        Section 3.03. Removal of Trustee; Successors. Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation or refusal or inability to act of Trustee, or in its sole discretion for any reason whatsoever, Beneficiary may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. The authority hereby conferred on Beneficiary shall extend to the appointment of other successor and substitute trustees successively until the indebtedness hereby secured has been paid in full, or until the Mortgaged Property is sold hereunder, and each substitute and successor trustee shall succeed to all of the rights and powers of the original Trustee named herein. In such connection, Beneficiary may, on its and Grantor's behalf, execute, acknowledge and record an instrument or agreement of such substitution, and Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, with full power of substitution, to do so. Such substitute trustee shall not be required to give bond for the faithful performance of its duties unless required by Beneficiary.

                                   Article IV

                                  MISCELLANEOUS

         Section 4.01. Assignment of Leases and Rents. This Deed constitutes a present, absolute, unconditional and irrevocable assignment of all leases now or hereafter existing and of all of the Rents now or hereafter accruing, and Grantor, without limiting the generality of the Granting Clause hereof, specifically hereby presently, absolutely, unconditionally and irrevocably assigns, transfers and sets over all leases now or hereafter existing and all of the Rents now or hereafter accruing to Beneficiary, and hereby gives to and confers upon Beneficiary the right, power and authority to collect such Rents. Grantor irrevocably appoints Beneficiary its true and lawful attorney at the option of Beneficiary at any time to demand, receive and enforce payment, to give receipts, releases and satisfactions and to sue, either in the name of Grantor or in the name of Beneficiary, for all such Rents and apply the same to the indebtedness secured hereby. The aforesaid assignment shall be effective immediately upon the execution hereof and is not conditioned upon the occurrence of any Event of Default hereunder or any other contingency or event, provided, however, that Beneficiary hereby grants to Grantor the right and license to collect and receive the Rents as they become due, and not in advance (other than prepayments of rent not in excess of one month's rent, as permitted by Section 1.14), so long as no Event of Default exists hereunder. Immediately upon the occurrence of any such Event of Default, the foregoing right and license shall be automatically terminated and of no further force or effect. Nothing contained in this Section or elsewhere in this Deed, nor the exercise by Beneficiary of any of its rights or remedies under this Section or elsewhere in this Deed, shall be construed to make Beneficiary a mortgagee in possession, or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary actually takes possession of the Mortgaged Property, nor to obligate Beneficiary to take any action or incur any expense or discharge any duty or liability under or in respect of any leases or other agreements relating to the Mortgaged Property or any part thereof, nor shall appointment of a receiver for the Mortgaged Property or any part thereof by any court at the request of Beneficiary or by agreement with Grantor or the entering into possession of the

Mortgaged Property or any part thereof by such receiver be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

         Section 4.02. Security Agreement. This Deed constitutes a security agreement under the applicable Uniform Commercial Code with respect to the Chattels and such other of the Mortgaged Property which is personal property. In addition to the rights and remedies granted to Beneficiary by other applicable law or hereby, Beneficiary shall have all of the rights and remedies with respect to the Chattels and such other personal property as are granted to a secured party under the applicable Uniform Commercial Code. Upon Beneficiary's request during the existence of an Event of Default, Grantor shall promptly and at its expense assemble the Chattels and such other personal property and make the same available to Beneficiary at a convenient place acceptable to Beneficiary. Grantor shall pay to Beneficiary on demand, with interest at the Prime Based Default Rate, any and all expenses, including attorneys' fees, incurred by Beneficiary in protecting its interest in the Chattels and such other personal property and in enforcing its rights with respect thereto. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Chattels and such other personal property sent to Grantor in accordance with the provisions hereof at least five (5) days prior to such action shall constitute reasonable notice to Grantor. The proceeds of any such sale or disposition, or any part thereof, may be applied by Beneficiary to the payment of the indebtedness secured hereby in such order and proportions as Beneficiary in its discretion shall deem appropriate. To the extent Grantor may lawfully do so and without limiting any rights and/or privileges herein granted to Beneficiary, Grantor agrees that Beneficiary and/or Trustee and any successor Trustee may dispose of any or all of the Chattels or such other personal property at the same time and place and after giving the same notices provided in this Deed in connection with a non-judicial foreclosure sale under the terms and conditions set forth in Article II, Section 2.01, III or IV, of this Deed. In this connection, Grantor agrees that the sale may be conducted by Trustee or successor Trustee; that the sale of the real estate and improvements described in this Deed and the Chattels or such other personal property or any part thereof, may be sold separately or together; and that in the event the Premises and the Chattels and such other personal property, or any part thereof are sold together, Beneficiary will not be obligated to allocate the consideration received as between the Premises and the Chattels and such other personal property.

         Section 4.03. Application of Certain Payments. In the event that all or any part of the Mortgaged Property is encumbered by one or more deeds of trust held by or for the benefit of Beneficiary, Grantor hereby irrevocably authorizes and directs Beneficiary to apply any payment received by Beneficiary in respect of any note secured hereby or by any other such deed of trust to the payment of such of said notes as Beneficiary shall elect in its sole and absolute discretion, and Beneficiary shall have the right to apply any such payment in reduction of principal and/or interest and in such order and amounts as Beneficiary shall elect in its sole and absolute discretion without regard to the priority of the deed of trust securing the note so repaid or to contrary directions from Grantor or any other party.

         Section 4.04. Severability. In the event any one or more of the provisions contained herein or in the Note or the Loan Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Deed shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein, provided, however, that if such provision held to be invalid, illegal or unenforceable relates to the payment of any principal or interest under the Note or any other material monetary sum under any of the Loan Documents, then Beneficiary may, at its option, declare the indebtedness and any other sums secured hereby to be immediately due and payable.

         Section 4.05. Modifications and Waivers in Writing. No provision hereof may be changed, waived, discharged or terminated orally or by any other means except as provided in Section 9.12 of the Loan Agreement. Any agreement hereafter made by Grantor and Beneficiary relating hereto shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

         Section 4.06. Notices. All notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be given or served as provided in Section 9.11 of the Loan Agreement.

         Section 4.07. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the successors and assigns of Grantor, the successors in trust of Trustee and the endorsees, transferees, successors and assigns of Beneficiary.

         Section 4.08. Other Liens; Subrogation. The lien hereby created shall take precedence over and be a prior lien to any other lien of any character, whether vendor's, materialmen's or mechanic's lien, hereafter created on the Mortgaged Property. In the event any or all of the proceeds to the indebtedness secured hereby have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property or to satisfy any indebtedness or obligation secured by a lien or encumbrance of any kind, such proceeds have been advanced by Lenders and/or Beneficiary at Grantor's request, and, to the extent of such funds so used, the indebtedness hereby secured shall be subrogated to all of the rights, claims, liens, titles and interest heretofore existing against the Mortgaged Property to secure the indebtedness or obligation so extinguished, paid, extended or renewed, and the former rights, claims, liens, title and interests, if any, shall not be waived but rather shall be continued in full force and effect and in favor of Lenders and/or Beneficiary, as the case may be, and shall not be merged with the lien and security for the repayment of the indebtedness hereby secured.

         Section 4.09. Limitation on Interest. Regardless of any provision contained herein or in any of the other Loan Documents, the total liability for payments in the nature of interest shall not exceed the applicable limits now imposed by any applicable state or federal interest rate laws to which Beneficiary and/or Lenders may be subject. If any payments in the nature of interest, fees and other charges made hereunder or under the Note or other Loan Documents are held to be in excess of the applicable limits imposed by any such applicable state or federal interest rate laws, it is agreed that any such amount held to be in excess shall be considered payment of principal under the Note and the indebtedness evidenced thereby shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, fees and other charges shall not exceed the applicable limits imposed by any such applicable state or federal interest rate laws in compliance with the desires of Grantor, Lenders and Beneficiary.

         Section 4.10. Counterparts. This Deed may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same deed.

         Section 4.11. Substitute Deeds. Grantor and Beneficiary shall, upon their mutual agreement to do so, execute such documents as may be necessary in order to effectuate the modification hereof, including the execution of substitute deeds of trust, so as to create two (2) or more liens on or security titles in respect of the Mortgaged Property in such amounts as may be mutually agreed upon but in no event to exceed, in the aggregate, the Note Amount; in such event, Grantor covenants and agrees to pay the reasonable fees and expenses of Beneficiary and its counsel in connection with any such modification.

         Section 4.12. Lenders' Sale of Interests in Loan. Grantor recognizes that Lenders may sell and transfer interests in the Loan as provided in Section
9.13 of the Loan Agreement. In connection with any replacement of notes as part of a transfer of interests in the Loan, Grantor (x) agrees to execute and deliver to Beneficiary an amendment to this Deed, in form reasonably satisfactory to Beneficiary, to change the description of the Note set forth on SCHEDULE B and (y) hereby irrevocably appoints and designates Beneficiary as Grantor's attorney-in-fact, coupled with an interest, to execute and deliver any such amendments on Grantor's behalf.

         Section 4.13. No Merger of Interests. Unless expressly provided otherwise, in the event that ownership hereof and title to the fee and/or leasehold estates in the Premises encumbered hereby shall become vested in the same person or entity, this Deed shall not merge in said title but shall continue to be and remain a valid and subsisting lien and/or trust deed on said estates in the Premises for the amount secured hereby.

         Section 4.14. No Credit For Taxes. Grantor shall not claim or demand or be entitled to receive any credit or credits on the principal indebtedness to be secured by this Deed, or on the interest payable thereon, for any part of the taxes assessed against the Premises and no deduction shall be made or claimed from the taxable value of the Premises by reason of this Deed.

         Section 4.15. No Consent to Contracts. Neither Beneficiary nor Lenders consents to any contract for labor or materials, and all contracts for labor or materials that will be let by Grantor shall at all times be subordinate to this Deed.

         Section 4.16. No Oral Agreements. THIS WRITTEN DEED OF TRUST REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT

BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 4.17. Business Loan. Grantor represents and agrees that the Obligations secured hereby (a) constitute a business loan and (b) are exempted transactions under the federal Truth-in-Lending Act (15 U.S.C. Section 1601, et seq.). None of the forgoing is intended, however, to vitiate or in any way detract from the intention of Grantor, Lenders and Beneficiary to have the laws of the State of New York apply in all respects to the construction and enforcement of the Note and the Loan Agreement, as said intention is expressly set forth therein.

         Section   4.18.    CERTAIN  WAIVERS.  GRANTOR  HEREBY   EXPRESSLY   AND
UNCONDITIONALLY: (A) ACKNOWLEDGES THE RIGHT OF BENEFICIARY TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND ANY OTHER INDEBTEDNESS IN ACCORDANCE WITH THE LOAN DOCUMENTS AND THE POWER OF SALE GIVEN HEREIN TO BENEFICIARY AND/OR TRUSTEE TO SELL THE MORTGAGED PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED OR BY LAW; (B) WAIVES ANY AND ALL RIGHTS THAT GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY BENEFICIARY OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO BENEFICIARY, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE LOAN DOCUMENTS OR BY LAW; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR, AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS DEED AND INITIALLING THIS SECTION 4.18; (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS A PART OF A BARGAINED-FOR LOAN TRANSACTION AND THAT THIS DEED IS VALID AND ENFORCEABLE BY BENEFICIARY AGAINST GRANTOR IN ACCORDANCE WITH ALL THE TERMS, PROVISIONS AND CONDITIONS HEREOF; AND (E) WAIVES, IN CONNECTION WITH ANY FORECLOSURE OR SIMILAR ACTION OR PROCEDURE BROUGHT BY BENEFICIARY OR LENDERS ASSERTING AN EVENT OF DEFAULT HEREUNDER, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY (IT BEING UNDERSTOOD THAT BY ITS ACCEPTANCE HEREOF BENEFICIARY ALSO WAIVES ITS RIGHT TO TRIAL BY JURY), (III) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COUNTERCLAIM THAT IF NOT BROUGHT IN THE SUIT, ACTION OR

PROCEEDING BROUGHT BY BENEFICIARY OR LENDERS COULD NOT BE BROUGHT IN A SEPARATE SUIT, ACTION OR PROCEEDING OR WOULD BE SUBJECT TO DISMISSAL OR SIMILAR DISPOSITION FOR FAILURE TO HAVE BEEN ASSERTED IN SUCH SUIT, ACTION OR PROCEEDING BROUGHT BY BENEFICIARY OR LENDERS AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING IN THIS SECTION SHALL PREVENT OR PROHIBIT GRANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST BENEFICIARY OR ANY LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

         Section 4.19. GOVERNING LAW. GRANTOR AND BENEFICIARY INTEND THAT THE VALIDITY AND CONSTRUCTION OF THE OBLIGATIONS SECURED BY THIS DEED BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK INCLUDING ALL OBLIGATIONS AND LIABILITIES HEREUNDER WITH RESPECT TO THE PAYMENT OF INTEREST OR ANY OTHER COMPENSATION FOR THE USE, FORBEARANCE OR DETENTION OF MONEY. THIS DEED SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES OF THAT STATE, EXCEPT ONLY TO THE EXTENT THAT TEXAS LAW EXPRESSLY PROVIDES THAT IT GOVERNS AND THAT A CONTRARY AGREEMENT BY THE PARTIES IS INEFFECTIVE AND EXCEPT THAT THE LAW OF THE STATE OF TEXAS SHALL APPLY TO ANY AND ALL ACTS WITH RESPECT TO THE CREATION AND PRIORITY OF THE LIEN OF THIS DEED AND ASSIGNMENT OF LEASES AND RENTS ON THE MORTGAGED PROPERTY HEREBY EVIDENCED AND FORECLOSURE BY TRUSTEE ON THE MORTGAGED PROPERTY. GRANTOR, BENEFICIARY AND TRUSTEE COVENANT AND AGREE TO TAKE ANY AND ALL ACTION WHICH MAY BE NECESSARY UNDER TEXAS LAW WITH RESPECT TO FORECLOSURE UNDER THE LAWS OF THE STATE OF TEXAS. SHOULD ANY OBLIGATION OR REMEDY UNDER THIS DEED BE INVALID OR UNENFORCEABLE UNDER THE LAWS PROVIDED HEREIN TO GOVERN, THE LAWS OF ANOTHER STATE WHOSE LAWS CAN VALIDATE AND APPLY TO THIS DEED SHALL APPLY.

         Section 4.20. Non-Recourse. No recourse shall be had under this Deed against Grantor or its constituent partners except as and to the extent set forth in Section 10.02 of the Loan Agreement.

         Section 4.21.   Partial   Releases. Portions   of   the Premises may be
released  from time to time from the lien of this Deed as  provided  in  Section
9.26 of the Loan Agreement.

     IN WITNESS WHEREOF, this Deed has been duly executed and delivered by Grantor.

                                     WILLOW BEND ASSOCIATES LIMITED
                                     PARTNERSHIP, a Delaware limited partnership

                                     By:  Willow Bend Holdings 1 LLC,
                                          a Delaware limited liability company,
                                          its sole general partner

                                          By:  The Taubman Realty Group
                                               Limited Partnership,
                                               a Delaware limited partnership,
                                               its sole member


                                               By      /s/  Steven Eder
                                                 ------------------------------
                                                 Name:  Steven E. Eder
                                                 Title: Authorized Signatory

STATE OF NEW YORK                     ss.
                                      ss.
COUNTY OF NEW YORK                    ss.


                  BEFORE ME, the undersigned authority, on this day personally appeared Steven E. Eder, an authorized signatory of The Taubman Realty Group Limited Partnership, a Delaware limited partnership, which is the sole member of Willow Bend Holdings 1 LLC, a Delaware limited liability company, which is the general partner of Willow Bend Associates Limited Partnership, a Delaware limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated, as the act and deed of Taubman Realty Group Limited Partnership, which is acting for and on behalf of Willow Bend Holdings 1 LLC which is acting for and on behalf of Willow Bend Associates Limited Partnership.

                  GIVEN UNDER MY HAND AND SEAL OF OFFICE this 21st day of June, 2000.

                              /s/ Jennifer A. Meyer
                          -----------------------------------------------------
                          Notary Public in and for the
                          State of New York

                              /s/ Jennifer A. Meyer
                          -----------------------------------------------------
                          Printed Name of Notary Public

My Commission Expires:

      11/8/01
------------------------------

                                   SCHEDULE B

                                     (Notes)

         1. Note dated June 21, 2000, in the principal amount of $70,000,000, from Willow Bend Associates Limited Partnership to PNC Bank, National Association.

         2. Note dated June 21, 2000, in the principal amount of $70,000,000, from Willow Bend Associates Limited Partnership to Fleet National Bank.

         3. Note dated June 21, 2000, in the principal amount of $40,000,000, from Willow Bend Associates Limited Partnership to Bayerische Hypo- und Vereinsbank AG, New York Branch.

         2. Note dated June 21, 2000, in the principal amount of $40,000,000, from Willow Bend Associates Limited Partnership to Commerzbank AG, New York Branch.

                                TABLE OF CONTENTS

                                                                            Page

RECITAL........................................................................1

CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION..................................1

GRANTING CLAUSE................................................................4



Article I          COVENANTS OF GRANTOR........................................6
  Section 1.01.   (a)  Warranty of Title; Power and Authority..................6
                  (b)  Flood Hazard Area.......................................6
  Section 1.02.   (a)  Further Assurances......................................6
                  (b)  Information Reporting and Back-up Withholding...........6
  Section 1.03.   (a)  Filing and Recording of Documents.......................7
                  (b)  Filing and Recording Fees and Other Charges.............7
  Section 1.04.    Payment and Performance of Loan Documents...................7
  Section 1.05.    Maintenance of Existence....................................7
  Section 1.06.    After-Acquired Property.....................................7
  Section 1.07.   (a)  Payment of Taxes and Other Charges......................8
                  (b)  Payment of Mechanics and Materialmen....................9
                  (c)  Good Faith Contests.....................................9
  Section 1.08.    Taxes on Trustee, Beneficiary or Lenders....................9
  Section 1.09.    Insurance...................................................9
  Section 1.10.    Protective Advances by Beneficiary.........................13
  Section 1.11.    Estoppel Certificates......................................13
  Section 1.12.    Maintenance of Premises and Improvements...................13
  Section 1.13.    Condemnation...............................................14
  Section 1.14.    Leases.....................................................15
  Section 1.15.    Premises Documents.........................................16
  Section 1.16.    Trust Fund; Lien Laws......................................16
  Section 1.17.    Reliance on Premises to Fulfill Governmental Requirements..16
  Section 1.18.    Non-Disturbance and Attornment Agreements..................17
  Section 1.19.    Expenses of Trustee........................................17

Article II         EVENTS OF DEFAULT AND REMEDIES.............................17
  Section 2.01.    Events of Default and Certain Remedies.....................17
  Section 2.02.    Other Matters Concerning Sales.............................23
  Section 2.03.    Payment of Amounts Due.....................................25
  Section 2.04.    Actions; Receivers.........................................26
  Section 2.05.    Beneficiary's/Trustee's Right to Possession................26

                                      (i)

  Section 2.06.    Remedies Cumulative........................................26
  Section 2.07.    Moratorium Laws; Right of Redemption.......................27
  Section 2.08.    Grantor's Use and Occupancy after Default..................27
  Section 2.09.    Beneficiary's Rights Concerning Application of Amounts
                   Collected..................................................27
  Section 2.10.    Regarding Defenses.........................................28
  Section 2.11.    Expenses as Indebtedness...................................28


Article III        CONCERNING TRUSTEE.........................................28
  Section 3.01.    Trustee's Performance......................................28
  Section 3.02.    Resignation by Trustee.....................................28
  Section 3.03.    Removal of Trustee; Successors.............................28

Article IV         MISCELLANEOUS..............................................29
  Section 4.01.    Assignment of Leases and Rents.............................29
  Section 4.02.    Security Agreement.........................................30
  Section 4.03.    Application of Certain Payments............................30
  Section 4.04.    Severability...............................................31
  Section 4.05.    Modifications and Waivers in Writing.......................31
  Section 4.06.    Notices....................................................31
  Section 4.07.    Successors and Assigns.....................................31
  Section 4.08.    Other Liens; Subrogation...................................31
  Section 4.09.    Limitation on Interest.....................................31
  Section 4.10.    Counterparts...............................................32
  Section 4.11.    Substitute Deeds...........................................32
  Section 4.12.    Lenders' Sale of Interests in Loan.........................32
  Section 4.13.    No Merger of Interests.....................................32
  Section 4.14.    No Credit For Taxes........................................32
  Section 4.15.    No Consent to Contracts....................................32
  Section 4.16.    No Oral Agreements.........................................32
  Section 4.17.    Business Loan..............................................33
  Section 4.18.    CERTAIN WAIVERS............................................33
  Section 4.19.    GOVERNING LAW..............................................34
  Section 4.20.    Non-Recourse...............................................34
  Section 4.21.    Partial Releases...........................................35

                                      (ii)